Exhibit 99.1

Joint Filer Information

Name:  James Healy
Address: 2800 Sand Hill Road, Suite 150, Menlo Park, CA 94025
Designated Filer:  James Healy
Issuer and Ticker Symbol:  Durata Therapeutics, Inc. (DRTX)
Date of Event Requiring Statement:  07/18/2012

Name:  Sofinnova Management VII, LLC
Address: 2800 Sand Hill Road, Suite 150, Menlo Park, CA 94025
Designated Filer:  James Healy
Issuer and Ticker Symbol:  Durata Therapeutics, Inc. (DRTX)
Date of Event Requiring Statement:  07/18/2012

Name:  Sofinnova Venture Partners VII, L.P.
Address: 2800 Sand Hill Road, Suite 150, Menlo Park, CA 94025
Designated Filer:  James Healy
Issuer and Ticker Symbol:  Durata Therapeutics, Inc. (DRTX)
Date of Event Requiring Statement:  07/18/2012